Consent of Independent Certified Public Accountants

         We have issued our report dated November 9, 2001 accompanying the financial statements of Van Kampen American Capital Insured Income Trust, Series 42 as of September 30, 2001, and for the period then ended, contained in this Post-Effective Amendment No. 7 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                        Grant Thornton LLP


Chicago, Illinois
January 25, 2002